Exhibit 99.1

FOR IMMEDIATE RELEASE

American Realty Capital New York City REIT Signs 15-Year Lease with I Love NY Gifts

I Love NY Gifts Will Open Flagship Store at 9 Times Square

New York, December 21, 2018 / PRNewswire/ – American Realty Capital New York City REIT, Inc. (“NYCR”), a public non-listed REIT which owns a portfolio of office and retail condominium buildings in New York City, announced today that on December 1, 2018 it executed a new 15-year lease with 9TS Gifts, LLC dba I Love NY Gifts (“I Love NY Gifts”) for the remaining retail space at 9 Times Square (200 West 41st Street) in Manhattan. I Love NY Gifts expects to open its flagship location there in late spring 2019. The 15-year lease commenced on December 1, 2018.

The store’s 9 Times Square location positions it in Times Square, an area often referred to as “The Crossroads of the World” and one of the most popular tourist destinations with millions of people visiting the area annually.  “We are excited to base our new flagship store in Times Square and to do our part in continuing to promote our great city,” says Hersel Torkian, Managing Member, I Love New York Gifts.

Zachary Pomerantz, NYCR’s Senior Vice President commented “We are excited to add I Love NY Gifts as our primary retail tenant at NYCR’s 9 Times Square property and to now have achieved almost 85% occupancy in the building. We believe that the curb appeal, demonstrated year-round retail foot traffic, prime Times Square location and our recently completed repositioning made 9 Times Square a natural choice for I Love New York Gifts’ new flagship location.”

With the commencement of this lease, 9 Times Square is now 84.5% leased. 9 Times Square is a 167,390-square-foot office building with retail space at its base. The building also offers 7,500 square feet of LED signage and 2,400 square feet of static signage.

Jordyn Comras, TJ Cholnoky, Jackie Totolo and Ariel Schuster of RKF, a Newmark company, represented both NYCR and I Love NY Gifts in the transaction.

“The new façade and glass storefronts, 125 feet of wraparound frontage and the amazingly high ceilings of the retail space at 9 Times Square provide I Love NY Gifts with a truly incredible showcase in one of the most heavily trafficked locations in all of New York City,” said Jackie Totolo.

About NYCR

American Realty Capital New York City REIT, Inc. seeks to provide its investors with a combination of current income and capital appreciation through strategic investments in high-quality commercial real estate located within the five boroughs of New York City, particularly Manhattan. NYCR elected and qualified as a REIT for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2014. Additional information about NYCR can be found on its website at www.newyorkcityreit.com.

About I Love NY Gifts

I Love NY Gifts sells a wide array of licensed products and novelty items that are much coveted by tourists worldwide.  Inspired by the internationally recognized logo representing New York, the store will feature many products with the logo as well as a section of the store showcasing historical replicas synonymous with Old New York providing shoppers a unique experience and wanting to bring home a piece of New York as a memento.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “would,” or similar expressions indicate a forward-looking statement, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of NYCR’s most recent Annual Report on Form 10-K and NYCR’s most recent Form 10-Q, as such Risk Factors may be updated from time to time in subsequent reports. Further, forward-looking statements speak only as of the date they are made, and NYCR undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by law.

Contacts:

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